UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2011

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

On January 31, 2011, Voice Mobility International, Inc. (“Voice Mobility”) signed and closed a 10 year license agreement (the “Agreement”) with Applied Voice & Speech Technologies, Inc. (“AVST”), whereby AVST obtained the exclusive use of Voice Mobility’s unified communications cloud technology, including all intellectual property related to the UCN250 unified communications as a service platform (the “Technology”) and physical assets relating to the Technology, in exchange for AVST issuing 4.5% of its outstanding equity in the form of preferred shares (the “Equity Share”). AVST is also required to issue a 1% Equity Share to Voice Mobility upon the five year anniversary of the Agreement.

AVST also has the right to purchase the Technology and Voice Mobility has the right to sell the Technology for the issuance of an additional 1% Equity Share and an additional 2.25% Equity Share subject to revenue milestones and 2.25% Equity Share subject to the execution of long-term distribution agreements by AVST. Assuming all of the performance conditions are met and AVST purchases the Technology, the overall consideration for the transaction is equal to 10% of the issued and outstanding shares of AVST.

Voice Mobility and AVST anticipate entering into a license agreement pursuant to which AVST will grant Voice Mobility the right to use the Technology on a limited commercial basis for a limited number of users.

Item 8.01           Other Events

A Press Release is furnished as exhibit 99.1 to this Form 8-K Current Report.

Item 9.01           Financial Statements and Exhibits

Exhibits

10.1	License Agreement dated January 31, 2011 by and among Voice Mobility International, Inc, Voice Mobility Inc., and Applied Voice & Speech Technologies, Inc.

99.1	Press Release Announcing License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:   /s/ Jay Hutton
          Jay Hutton
          Chief Executive Officer and Director
          Dated: February 4, 2011